Exhibit 99.1

Bruker Reports Financial Results for the Third Quarter of 2011

BILLERICA, Mass., October 27, 2011 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Financial Highlights:

•                  Revenue increased 35% year-over-year to $418.4 million (11% organic growth)

•                  Bruker Scientific Instruments (BSI) segment GAAP EPS was $0.15, and BSI adjusted EPS was $0.23

First Nine Months 2011 Year-to-Date Financial Highlights:

•                  Revenue increased 32% year-over-year to $1,177 million (8% organic growth)

•                  BSI GAAP EPS was $0.37, and BSI adjusted EPS was $0.59

•                  Adjusted Bruker EPS grew 17% year-over-year to $0.56

Bruker Corporation Financial Results

In the third quarter of 2011, revenue was $418.4 million, an increase of 35% compared to $310.2 million in the third quarter of 2010.  Excluding the effects of acquisitions and foreign currency translation, third quarter 2011 revenue increased organically by 11% year-over-year.  GAAP net income for the third quarter of 2011 was $19.8 million, or $0.12 per diluted share, compared to $27.4 million, or $0.17 per diluted share, in the third quarter of 2010.  Adjusted net income for the third quarter of 2011 was $36.2 million, or $0.22 per diluted share, compared to $35.2 million, or $0.21 per diluted share, in the third quarter of 2010.

For the nine months ended September 30, 2011, revenue was $1,176.6 million, an increase of 32% compared to $888.8 million in the first nine months of 2010.  Excluding the effects of acquisitions and foreign currency translation, revenue for the first nine months of 2011 increased by 8% organically over the comparable period in 2010.  GAAP net income for the nine months ended September 30, 2011 was $53.2 million, or $0.32 per diluted share, compared to $66.1 million, or $0.40 per diluted share, for the nine months ended September 30, 2010.  Adjusted net income for the nine months ended September 30, 2011 grew 17% year-over-year to $92.7 million, or $0.56 per diluted share, compared to $79.9 million, or $0.48 per diluted share, for the nine months ended September 30, 2010.

Bruker ended the third quarter of 2011 with cash, cash equivalents and restricted cash of $198.8 million, and net debt of $112.6 million.  On October 12, 2011, Bruker closed the acquisition of the Center for Tribology, Inc. (CETR) tribology and nano-indenting business for an initial purchase price of $13.0 million.

Adjusted operating margin, adjusted net income and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Bruker Scientific Instruments (BSI) Segment

In the third quarter of 2011, BSI revenue was $394.6 million, an increase of 36% compared to $290.5 million for the third quarter of 2010.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the third quarter of 2011 increased by 11% organically over the third quarter of 2010.  BSI segment GAAP EPS in the third quarter of 2011 was $0.15 per diluted share, compared to $0.18 in the third quarter of 2010.  BSI segment adjusted EPS in the third quarter of 2011 was $0.23 per diluted share, compared to $0.22 in the third quarter of 2010.

For the nine months ended September 30, 2011, BSI revenue was $1,108.3 million, an increase of 33% compared to $835.7 million in the first nine months of 2010.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the first nine months of 2011 increased by 7% organically over the comparable period in 2010.  BSI segment GAAP EPS for the nine months ended September 30, 2011 was $0.37 per diluted share, compared to $0.43 for the nine months ended September 30, 2010.  BSI segment adjusted EPS for the nine months ended September 30, 2011 was $0.59 per diluted share, compared to $0.51 for the comparable period in 2010.

Bruker Energy & Supercon Technologies (BEST) Segment

In the third quarter of 2011, BEST revenue was $27.7 million, an increase of 24% compared to $22.4 million for the third quarter of 2010.  Excluding the effects of foreign currency translation, BEST revenue for the third quarter of 2011 increased by 13% organically over the third quarter of 2010.  BEST segment GAAP loss per diluted share in the third quarter of 2011 was ($0.03), compared to ($0.01) in the third quarter of 2010.  BEST segment adjusted net loss per diluted share in the third quarter of 2011 was ($0.01), compared to ($0.01) in the third quarter of 2010.

For the nine months ended September 30, 2011, revenue for BEST was $79.8 million, an increase of 30% compared to $61.2 million in the first nine months of 2010.  Excluding the effects of foreign currency translation, BEST revenue for the first nine months of 2011 increased by 22% organically over the comparable period in 2010.  BEST segment GAAP loss per diluted share for the nine months ended September 30, 2011 was ($0.04), compared to ($0.02) for the nine months ended September 30, 2010.  BEST segment adjusted net loss per diluted share for the nine months ended September 30, 2011 was ($0.02), compared to ($0.02) for the comparable period in 2010.

Comment and Outlook

Frank Laukien, President and CEO of Bruker Corporation, commented: “We are very pleased with our third quarter 2011 year-over-year 35% total revenue and 11% organic revenue growth rates, as well as with our adjusted EPS growth of 17% year-to-date.  Our third quarter 2011 bookings have continued to grow rapidly, at a rate of approximately 40% year-over-year, and our already strong contractual backlog has grown further.”

“Bruker is raising its full-year 2011 total revenue forecast to a range of $1.62-$1.64 billion, corresponding to year-over-year revenue growth of 24%-26%.  All of our divisions have excellent momentum in their respective markets, and we believe that Bruker can continue to grow revenue considerably faster than our markets, and that we can also continue double-digit adjusted EPS growth, even with a slowing macro environment next year.”

He continued: “This year, we are making a major investment in our new Chemical & Applied Markets (CAM) division, with three factory moves, major new product launches, invigorated R&D investment and expansion of CAM’s international distribution capabilities.  Due to these investments, our BSI segment’s first nine months adjusted operating margin has declined from 14.9% in 2010 to 12.9% in 2011.  Excluding our CAM division, the adjusted operating margin of the remainder of our BSI segment increased slightly to 15.1% for the first nine months of 2011.  Bruker’s full year 2011 BSI adjusted EPS is expected to be reduced by approximately $0.11 due to our investments in CAM, and for the full year 2011, Bruker now expects its BSI segment, including CAM, to have GAAP EPS of $0.62-$0.65, and adjusted EPS of $0.87-$0.90 per diluted share.”

Dr. Laukien concluded: “Our new CAM division, acquired in May 2010 for $32.5 million, has already reached an annualized revenue run rate of approximately $90 million in the third quarter 2011.  CAM represents a compelling investment opportunity for Bruker, as it gives us access to large GC/LC separations and GC-MS/LC-MS applied markets in food safety, forensics, doping, metabolomics, environmental and chemistry/petrochem applications of $2-$3 billion annually.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, and adjusted net income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Thursday, October 27, 2011.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 12829857.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2010, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$418.4	$310.2	$1,176.6	$888.8
Cost of revenues	229.0	163.7	641.8	480.9

Gross profit	189.4	146.5	534.8	407.9

Operating Expenses:
Selling, general and administrative	101.3	72.2	287.5	201.9
Research and development	43.5	32.5	132.5	96.5
Amortization of acquisition-related intangible assets	0.8	0.6	2.1	1.1
Other charges, net	6.3	1.9	10.8	4.3
Total operating expenses	151.9	107.2	432.9	303.8

Operating income	37.5	39.3	101.9	104.1

Interest and other income (expense), net	1.9	(1.1)	(8.8)	(5.6)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	39.4	38.2	93.1	98.5
Income tax provision	19.3	10.3	38.7	31.7

Consolidated net income	20.1	27.9	54.4	66.8
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.3	0.5	1.2	0.7
Net income attributable to Bruker Corporation	$19.8	$27.4	$53.2	$66.1

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.12	$0.17	$0.32	$0.40
Diluted	$0.12	$0.17	$0.32	$0.40

Weighted average common shares outstanding:
Basic	165.6	164.5	165.4	164.3
Diluted	166.9	165.7	167.0	165.6

Reconciliation of adjusted operating income, net income and earnings per share for the three and nine months ended September 30, 2011 and 2010 (unaudited) (a) (b)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2011	2010	2011	2010
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$37.5	$39.3	$101.9	$104.1
Cost of revenues charges (c)	1.3	4.9	10.4	5.1
Stock-based compensation expense (d)	2.1	1.7	5.8	5.0
Amortization of acquisition-related intangible assets (d)	5.0	0.9	13.1	2.1
Other charges (e)	6.3	1.9	10.8	4.3
Adjusted operating income	$52.2	$48.7	$142.0	$120.6
Adjusted operating margins	12.5%	15.7%	12.1%	13.6%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$19.8	$27.4	$53.2	$66.1
Cost of revenues charges (c)	0.9	3.7	8.6	3.9
Stock-based compensation expense (d)	1.8	1.4	5.0	4.2
Amortization of acquisition-related intangible assets (d)	4.9	0.9	12.5	1.9
Other charges (e)	8.8	1.8	13.4	3.8
Adjusted net income	$36.2	$35.2	$92.7	$79.9

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.12	$0.17	$0.32	$0.40
Cost of revenues charges (c)	0.01	0.02	0.05	0.02
Stock-based compensation expense (d)	0.01	0.01	0.03	0.03
Amortization of acquisition-related intangible assets (d)	0.03	—	0.08	0.01
Other charges (e)	0.05	0.01	0.08	0.02
Adjusted earnings per share	$0.22	$0.21	$0.56	$0.48

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets and stock-based compensation (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items.

(c)          Reported results in 2011 and 2010 include charges for the sale of inventories revalued at the date of acquisition as well as charges to cost of goods sold attributable to manufacturing engineering modifications associated with certain specialty magnets. In the three months ended September 30, 2011 and 2010, charges attributable to these specialty magnets were $1.3 million and $3.4 million, respectively.  In the nine months ended September 30, 2011 and 2010, charges attributable to these specialty magnets were $6.2 million and $3.4 million, respectively.

(d)         Reported results in 2011 and 2010 include charges for the amortization of acquisition-related intangible assets.

(e)          Reported results for the three months ended September 30, 2011 include $3.4 million of deferred BEST public offering costs that were expensed in the quarter, $2.3 million of fees associated with legal compliance and examinations, and $0.6 million of costs incurred in connection with businesses acquired.  Reported results for the three months ended September 30, 2010 include $1.0 million of charges associated with the divestiture of a manufacturing facility and $0.9 million of costs incurred in connection with businesses acquired.  In the nine months ended September 30, 2011, reported results include $3.9 million of costs incurred in connection with businesses acquired, $3.5 million of fees associated with legal compliance and examinations, and $3.4 million of deferred BEST public offering costs that were expensed in the third quarter of 2011. In the nine months ended September 30, 2010, reported results include $3.1 million of costs incurred in connection with businesses acquired and $1.2 million of charges associated with the divestiture of a manufacturing facility and other restructuring.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded. In addition, reported results for the three and nine months ended September 30, 2011, include $2.5 million of provisions for income tax related to historical tax periods under audit.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and nine months ended September 30, 2011 and 2010 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended September 30, 2011:

Revenue	$394.6	$27.7	$(3.9)	$418.4

Gross profit - GAAP	$184.5	$5.4	$(0.5)	$189.4
Cost of revenues charges (c)	1.3	—	—	1.3
Stock-based compensation expense (d)	0.2	—	—	0.2
Amortization of acquisition-related intangible assets (d)	4.1	0.1	—	4.2
Gross profit - adjusted	$190.1	$5.5	$(0.5)	$195.1
Gross profit margin - adjusted	48.2%	19.9%		46.6%

Operating income (loss) - GAAP	$41.3	$(3.3)	$(0.5)	$37.5
Cost of revenues charges (c)	1.3	—	—	1.3
Stock-based compensation expense (d)	1.9	0.2	—	2.1
Amortization of acquisition-related intangible assets (d)	4.9	0.1	—	5.0
Other charges (e)	2.9	3.4	—	6.3
Operating income (loss) - adjusted	$52.3	$0.4	$(0.5)	$52.2
Operating margin - adjusted	13.3%	1.4%		12.5%

Net income (loss) attributable to Bruker Corporation - GAAP	$25.7	$(4.8)	$(1.1)	$19.8
Cost of revenues charges (c)	0.9	—	—	0.9
Stock-based compensation expense (d)	1.6	0.2	—	1.8
Amortization of acquisition-related intangible assets (d)	4.8	0.1	—	4.9
Other charges (e)	5.4	3.4	—	8.8
Net income (loss) attributable to Bruker Corporation - adjusted	$38.4	$(1.1)	$(1.1)	$36.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.15	$(0.03)	$—	$0.12
Cost of revenues charges (c)	0.01	—	—	0.01
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.03	0.02	—	0.05
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.23	$(0.01)	$—	$0.22

Weighted average shares outstanding:	166.9	165.6	165.6	166.9

Three Months Ended September 30, 2010:

Revenue	$290.5	$22.4	$(2.7)	$310.2

Gross profit - GAAP	$143.6	$3.3	$(0.4)	$146.5
Cost of revenues charges (c)	4.9	—	—	4.9
Stock-based compensation expense (d)	0.3	—	—	0.3
Amortization of acquisition-related intangible assets (d)	0.3	—	—	0.3
Gross profit - adjusted	$149.1	$3.3	$(0.4)	$152.0
Gross profit margin - adjusted	51.3%	14.7%		49.0%

Operating income (loss) - GAAP	$40.4	$(0.8)	$(0.3)	$39.3
Cost of revenues charges (c)	4.9	—	—	4.9
Stock-based compensation expense (d)	1.6	0.1	—	1.7
Amortization of acquisition-related intangible assets (d)	0.8	0.1	—	0.9
Other charges (e)	1.9	—	—	1.9
Operating income (loss) - adjusted	$49.6	$(0.6)	$(0.3)	$48.7
Operating margin - adjusted	17.1%	(2.7)%		15.7%

Net income (loss) attributable to Bruker Corporation - GAAP	$29.4	$(1.7)	$(0.3)	$27.4
Cost of revenues charges (c)	3.7	—	—	3.7
Stock-based compensation expense (d)	1.3	0.1	—	1.4
Amortization of acquisition-related intangible assets (d)	0.7	0.2	—	0.9
Other charges (e)	1.8	—	—	1.8
Net income (loss) attributable to Bruker Corporation - adjusted	$36.9	$(1.4)	$(0.3)	$35.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.18	$(0.01)	$—	$0.17
Cost of revenues charges (c)	0.02	—	—	0.02
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.22	$(0.01)	$—	$0.21

Weighted average shares outstanding:	165.7	164.5	164.5	165.7

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Nine Months Ended September 30, 2011:

Revenue	$1,108.3	$79.8	$(11.5)	$1,176.6

Gross profit - GAAP	$521.1	$15.5	$(1.8)	$534.8
Cost of revenues charges (c)	10.4	—	—	10.4
Stock-based compensation expense (d)	0.8	—	—	0.8
Amortization of acquisition-related intangible assets (d)	10.7	0.3	—	11.0
Gross profit - adjusted	$543.0	$15.8	$(1.8)	$557.0
Gross profit margin - adjusted	49.0%	19.8%		47.3%

Operating income (loss) - GAAP	$107.3	$(3.6)	$(1.8)	$101.9
Cost of revenues charges (c)	10.4	—	—	10.4
Stock-based compensation expense (d)	5.4	0.4	—	5.8
Amortization of acquisition-related intangible assets (d)	12.8	0.3	—	13.1
Other charges (e)	7.4	3.4	—	10.8
Operating income (loss) - adjusted	$143.3	$0.5	$(1.8)	$142.0
Operating margin - adjusted	12.9%	0.6%		12.1%

Net income (loss) attributable to Bruker Corporation - GAAP	$62.2	$(7.2)	$(1.8)	$53.2
Cost of revenues charges (c)	8.6	—	—	8.6
Stock-based compensation expense (d)	4.6	0.4	—	5.0
Amortization of acquisition-related intangible assets (d)	12.2	0.3	—	12.5
Other charges (e)	10.0	3.4	—	13.4
Net income (loss) attributable to Bruker Corporation - adjusted	$97.6	$(3.1)	$(1.8)	$92.7

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.37	$(0.04)	$(0.01)	$0.32
Cost of revenues charges (c)	0.05	—	—	0.05
Stock-based compensation expense (d)	0.03	—	—	0.03
Amortization of acquisition-related intangible assets (d)	0.08	—	—	0.08
Other charges (e)	0.06	0.02	—	0.08
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.59	$(0.02)	$(0.01)	$0.56

Weighted average shares outstanding:	167.0	165.4	165.4	167.0

Nine Months Ended September 30, 2010:

Revenue	$835.7	$61.2	$(8.1)	$888.8

Gross profit - GAAP	$399.1	$10.3	$(1.5)	$407.9
Cost of revenues charges (c)	5.1	—	—	5.1
Stock-based compensation expense (d)	0.7	—	—	0.7
Amortization of acquisition-related intangible assets (d)	0.7	0.3	—	1.0
Gross profit - adjusted	$405.6	$10.6	$(1.5)	$414.7
Gross profit margin - adjusted	48.5%	17.3%		46.7%

Operating income (loss) - GAAP	$108.5	$(3.0)	$(1.4)	$104.1
Cost of revenues charges (c)	5.1	—	—	5.1
Stock-based compensation expense (d)	4.7	0.3	—	5.0
Amortization of acquisition-related intangible assets (d)	1.8	0.3	—	2.1
Other charges (e)	4.3	—	—	4.3
Operating income (loss) - adjusted	$124.4	$(2.4)	$(1.4)	$120.6
Operating margin - adjusted	14.9%	(3.9)%		13.6%

Net income (loss) attributable to Bruker Corporation - GAAP	$71.7	$(4.5)	$(1.1)	$66.1
Cost of revenues charges (c)	3.9	—	—	3.9
Stock-based compensation expense (d)	3.9	0.3	—	4.2
Amortization of acquisition-related intangible assets (d)	1.6	0.3	—	1.9
Other charges (e)	3.8	—	—	3.8
Net income (loss) attributable to Bruker Corporation - adjusted	$84.9	$(3.9)	$(1.1)	$79.9

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.43	$(0.02)	$(0.01)	$0.40
Cost of revenues charges (c)	0.02	—	—	0.02
Stock-based compensation expense (d)	0.03	—	—	0.03
Amortization of acquisition-related intangible assets (d)	0.01	—	—	0.01
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.51	$(0.02)	$(0.01)	$0.48

Weighted average shares outstanding:	165.6	164.3	164.3	165.6

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(in millions)	2011	2010

ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$198.8	$233.3
Accounts receivable, net	271.1	232.9
Inventories	601.4	511.0
Other current assets	97.8	73.9
Total current assets	1,169.1	1,051.1

Property, plant and equipment, net	249.4	233.7
Intangible and other long-term assets	251.9	265.0

Total assets	$1,670.4	$1,549.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$270.6	$214.4
Accounts payable	76.5	64.0
Customer advances	250.6	242.2
Other current liabilities	321.8	310.9
Total current liabilities	919.5	831.5

Long-term debt	40.8	86.6
Other long-term liabilities	107.0	104.3

Total shareholders’ equity	603.1	527.4

Total liabilities and shareholders’ equity	$1,670.4	$1,549.8

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com